UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 29, 2007

DIGUANG INTERNATIONAL DEVELOPMENT CO., LTD.
(formerly Online Processing, Inc.)
(Exact name of registrant as specified in its charter)

Nevada	000-33112	22-3774845
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23rd Floor, Building A, Galaxy Century Building, No. 3069 Caitian Road,
Futian District, Shenzhen
People’s Republic of China
Post Code: 518052
(Address of principal executive offices (zip code))

(86) 755-2655-3152
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On December 29, 2007, Diguang International Holdings Limited. (“Diguang International Holdings”), a wholly-owned subsidiary of Diguang International Development Co., Ltd. (the “Registrant”), entered into a sale and purchase agreement (the “Agreement”) with Sino Olympics Industrial Limited (“Sino Olympics”) and Shenzhen Diguang Engine & Equipment Co., Ltd (“Diguang Engine”) to acquire a 100% interest in Dongguan Diguang Electronics Science and Technology Co. Ltd. (“Dongguan Technology”). The closing date of the acquisition was December 30, 2007, which is deemed to be the date for the purpose of financial consolidation. Pursuant to local law, the acquisition is not effective until registration of change of shareholders is approved by the Industrial and Commercial Bureau in Dongguan, China, Administration of Foreign Investment in Enterprises in Dongguan, China and State Administration in Foreign Exchange. Such approvals are expected to be obtained within the next six months.

The above acquisition was approved by the independent directors of the Registrant at the board of directors’ meeting held on November 08, 2007.

According to the Agreement dated December 29, 2007, the consideration for the sale and purchase is US$4,200,000 and the initial payment is US$2,000,000, followed by four equal instalments of US$550,000 payable on or before June 30, 2009.

Dongguan Technology was established under the laws of the People’s Republic of China in 2004 as the production base of Shenzhen Diguang Electronics Co., Ltd (“Shenzhen Diguang Electronics”), a company 100% owned by the Registrant. Plant No.1 and Dormitory Nos. 1 and 2 were completed in 2005. They were subsequently rented to Shenzhen Diguang Electronics in 2005. Plant No. 3 and Dormitory No. 3 are under construction and are expected to be completed in the first quarter of 2007. The total gross area of the property is 67,176 m2. It is expected that Dongguan Technology will become a new manufacturing base for backlight production after it was acquired on December 30, 2007 and the additional space of the plant would provide a vast opportunity to enlarge the production capacity for business expansion.

Diguang International Holdings

Diguang International Holdings is a British Virgin Islands holding company which, through its subsidiaries, specializes in the design, production and distribution of small to medium-sized LED and CCFL backlights and front lights. It is a wholly-owned subsidiary of the Registrant.

Additional Information

Prior to the transaction, 92% of Dongguan Technology is owned by Sino Olympics, and the remaining 8% is owned by Diguang Engine. Sino Olympics, a majority shareholder of the Registrant, is owned 80% by Yi Song and 20% by Hong Song, who are brothers. Diguang Engine is owned 80% by Yi Song and 20% by Hong Song

In summary, the relationships between the relevant parties in this transaction are set out in the table below:-

Name of Related Parties	Relationship with the Registrant

Mr. Yi Song	One of the shareholders of the Registrant

Mr. Hong Song	One of the shareholders of the Registrant

Diguang Engine	80% owned by Mr. Yi Song 20% owned by Mr. Hong Song

Dongguan Technology	92% owned by Sino Olympics 8% owned by Diguang Engine

Sino Olympics	80% owned by Mr. Yi Song 20% owned by Mr. Hong Song

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No	Description
99.1	Translation of the Sale and Purchase Agreement dated December 29, 2007 in English.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diguang International Development Co., Ltd.

Date: December 29, 2007	By:	/s/ Keith Hor
Keith Hor
Chief Financial Officer

(1)  Shenzhen Diguang Engine & Equipment Co. Ltd.
(2) Diguang International Holdings Limited
(3) Sino Olympics Industrial Limited
And
(4) Dongguan Diguang Electronics Science & Technology Co. Ltd.

SALE AND PURCHASE AGREEMENT
relating to 100% interest in
Dongguan Diguang Electronics Science & Technology Co. Ltd.

December 29, 2007

Sale and Purchase Agreement

This Sale and Purchase Agreement (the “Agreement”) is made on this 29th day of December, 2007 in Shenzhen, the People’s Republic of China (the “PRC”) between the following parties:-

1.	Diguang International Holdings Limited (the “Purchaser”), a company registered and duly incorporated in accordance with the laws of the British Virgin Islands;

2.	Sino Olympics Industrial Limited (“Sino Olympics”), a company registered and duly incorporated in accordance with the laws of the British Virgin Islands;

3.	Shenzhen Diguang Engine & Equipment Co. Ltd., (“Diguang Engine”), a company registered and duly incorporated in accordance with the laws of the PRC; and

4.
Dongguan Diguang Electronics Science & Technology Co. Ltd. (“Dongguan Technology”), a company registered and duly incorporated in accordance with the laws of the PRC whose registered address is at Changshan Tou, Qingxi Town, Dongguan, Guangdong, the PRC.

In this Agreement, the Purchaser, Sino Olympics, Diguang Engine and Dongguan Technology are collectively called “Parties” and each party is individually called “Party”. Sino Olympics and Diguang Engine are collectively called the “Vendors”.

WHEREAS

1.
Dongguan Technology is a Sino-foreign joint-venture enterprise jointly owned by Sino Olympics and Diguang Engine, in which Sino Olympics holds 92% of the entire registered capital of Dongguan Technology and Diguang Engine holds 8% of the entire registered capital of Dongguan Technology.

2.
Sino Olympics and Dongguan Engine unanimously agree to transfer their respective interest in the aggregate sum of 100% in Dongguan Technology to the Purchaser, which will in turn continue to manage and operate Dongguan Technology.

THEREFORE, by way of mutual consent and in accordance with the relevant laws and regulations of the PRC, it is agreed as follows:-

Clause One    Transfer And Acceptance Of Shares

1.1
Subject to the terms and conditions of this Agreement, the Vendors agree to transfer and sell to the Purchaser and the Purchaser agrees to accept and purchase from the Vendors their respective interest in the aggregate sum of 100% in Dongguan Technology.

Clause Two    Purchase Price and Payment

2.1
The Vendors and the Purchaser confirm and agree that the purchase price shall be US$ 4,200,000 (four million and two hundred thousand United States Dollars only) (the “Purchase Price”). The payment of the Purchase Price should be made to the designated Parties according to the time and method stipulated in this Agreement.

2.2
Payment method: Upon the execution of this Agreement, the Purchaser shall pay to the Vendors a deposit of US$ 2,000,000 (two million United States Dollars only) and the remaining balance of the Purchase Price shall be paid in four equal installments of US$ 550,000 (five hundred thousand and fifty thousand United States Dollars only) on June 30, 2008, December 31, 2008, March 31, 2009 and June 30, 2009 respectively. The outstanding interest shall be paid together with each principal installment in aggregate sum, whereas the interest shall be calculated on the outstanding balance at the prevailing market rate quoted by the People’s Bank of China.

Clause Three    Vendors’ Representations and Warranties

3.1
The Vendors and Dongguan Technology hereby confirm that the Purchaser agrees to execute this Agreement and consent to purchase the entire 100% interest in Dongguan Technology by relying on the representations and warranties made under this Clause. It is noted by all Parties that the validity and accuracy of the representations and warranties under this Clause shall have a decisive impact on the Purchaser in relation to this sale and purchase.

3.2	For the purpose of this Agreement, the Vendors jointly and severally represent and warrant to the Purchaser with respect to Sino Olympics and Diguang Engine as follows:-

(1)
Sino Olympics is a limited company duly incorporated in accordance with the laws of the British Virgins Islands and Diguang Engine is a limited company duly incorporated in accordance with the laws of the PRC;

(2)	Sino Olympics and Diguang Engine have the right and full power to execute and enforce this Agreement;

(3)
Except for the inspection and approval as required by the relevant PRC governmental departments governing foreign investments, the Vendors shall not be required to obtain any approval, consent and authorization from any other entities in relation to the execution and performance of this Agreement.

(4)
In order to meet the requirement of the Purchaser, the Vendors shall procure the variations of relevant registrations in the PRC after completion, including but not limited to the Foreign Investment Certificate of Approval, Business Licence, Organization Code Certificate, customs registration, foreign exchange registration and tax registration . Prior to the completion of the aforesaid registration variations, the Vendors, being the registered shareholders of Dongguan Technology shall obtain the Purchaser’s written approval before exercising their rights and obligations in their capacity as shareholders of Dongguan Technology. During the aforesaid period, any benefits obtained from Dongguan Technology by the Vendors in the capacity of registered shareholders shall be deemed to be benefited on behalf of the Purchaser and such benefit should be transferred to the Purchaser pursuant to the Purchaser’s written instruction.

3.3	For the purpose of this Agreement, the Vendors and Dongguan Technology hereby represent and warrant to the Purchaser as follows:-

(1)
Dongguan Technology is a Sino-foreign joint venture limited company duly incorporated in the PRC with registered share capital which is fully paid up and issued. It has obtained all approvals, licenses and documents as required by the laws of the PRC in relation to Sino-foreign joint venture, including but not limited to the Foreign Investment Certificate of Approval, approval documents for its Articles of Association, Business License, Foreign Exchange Registration Certificate and Organization Code Certificate.

(2)
Sino Olympics and Diguang Engine hold 92% and 8% interest in Dongguan Technology respectively in an aggregate sum of 100%. The Vendors have fully paid up their respective capital contributions to Dongguan Technology and there is no other unpaid capital or capital commitment. The Vendors’ ownership of Dongguan Technology is legally valid under the laws of the PRC. There is no dispute or proceeding outstanding, no matter present or potential, in relation to the interests held by the Vendors in Dongguan Technology .

(3)
The execution, performance and completion of this sale and purchase pursuant to the terms of this Agreement shall not render any violation, cancellation, termination or breach of any terms and conditions of any such agreement, promise or other document that: the Vendors or Dongguan Technology are/is the executing part(ies), or the properties of Dongguan Technology shall be subject to or affected by it. The execution, delivery and completion of this sale and purchase shall not violate any laws, rules or regulations of any government authorities or government departments, or violate any order, notice, injunction order or decree of any courts, administrative organizations or government departments.

(4)
Apart from Sino Olympics and Diguang Engine, for whatever reasons, no entities shall have any rights to acquire the interest of Dongguan Technology or derive any benefits therefrom; and no entities shall have any control or influence on the operation and management of Dongguan Technology. Dongguan Technology does not have any equity interest or any other similar right or interest in any other company. It does not own any subsidiaries in any form; and is not a member of any joint ventures, partnerships or any other business organizations.

(5)
In all circumstances, the interest in Dongguan Technology as owned by Sino Olympics and Diguang Engine is free from encumbrances of any nature, including but not limited to any pledge, lien, preferential stock warrant, stock option or obstacles likely to affect the sale and purchase by the Purchaser after completion.

(6)
Dongguan Technology has the entire right and legal authority to own its assets and explore its business activities. It is not a party to any bankruptcy, insolvency and similar proceedings; it is not subject to voluntary or involuntary winding-up petition and there is no reasonable grounds to wind-up the company or appoint any administrator in this regard.

(7)
Dongguan Technology have prepared and kept proper record of accounting ledger in accordance with relevant laws, approved accounting standards and good practice. The accounting ledger and its transaction shall be true and have fairly reflected the operation results and financial position of Dongguan Technology.

(8)
Dongguan Technology has complied with the Chinese Taxation Law in all material aspect and has paid all taxation for which it is liable on the due date for payment thereof and it under no liability to pay any penalty or interest or subject to any investigation by any tax authority in connection therewith. Without prejudice to the generality of the foregoing, Dongguan Technology has made all deductions and withholdings in respect of or on account of taxation which it is required or entitled by any relevant legislation to make from any payments made by it including but not limited to interest, year-end bonus, or other payment, royalties, rental expenses, employees’ payroll or payment to non-residents. Those tax payments have been properly reported to the relevant government departments from time to time.

(9)
All business and activities of Dongguan Technology have complied with RPC laws and regulations, its Articles of Association and bye-laws in all material respects. There is no current or pending investigation or enquiry by, or order, decree, decision or judgments of, any government authority, courts, arbitration tribunal, arbitrator outstanding or anticipated against Dongguan Technology.

(10)
All judicial, administrative licence, consent, authorization, order, warranty, confirmation, permit, certificate and approval and verification of other similar nature necessary for the carrying on of the businesses and operation of Dongguan Technology have been properly obtained, and are in full force and effect, and all conditions applicable to or standards required for maintaining any licence have been and are being complied with on an on-going basis in all materials aspects. There is no current or pending investigation, enquiry or proceeding outstanding or anticipated which is likely to result in the suspension, cancellation, modification or revocation of any of the licence.

(11)	Dongguan Technology is not a party to any of the following contracts, arrangements or agreements:

(a)	any contract which involves or is likely to involve obligations, restrictions or expenditure of any unusual or onerous nature;

(b)	any contract materially or adversely affecting its business or assets or restricting Dongguan Technology’s normal business activities;

(c)	any contracts not made in the ordinary course of business;

(d)	any joint venture, agency or partnership arrangement or agreement or similar arrangement or agreement.

(12)	Dongguan Technology has not violated or infringed any intellectual property or proprietary technology or information of any other person.

(13)	Dongguan Technology has fully complied with the Labor Law and Environmental Protection Law of the PRC in all material aspects.

(14)
As requested by the Purchaser, Dongguan Technology shall procure the variations of registration in the PRC after completion, including but not limited to the Certificate of Approval, Business Licence, Organization Code Certificate, customs registration, and foreign exchange registration .

3.4	For the purpose of this Agreement, the Purchaser hereby represents and warrants to the Vendors and Dongguan Technology that:

(1)	The Purchaser is a limited company duly incorporated in the British Virgin Islands;

(2)	The Purchaser has full power, rights and authority to execute and enforce this Agreement;

(3)
The obligations of the Purchaser as stated in this Agreement shall constitute lawful and binding obligations. The execution and enforcement of this Agreement shall not violate any laws in the British Virgin Islands and any constitutional documents.

Clause Four    Transfer of Shares and Completion

4.1	Both the Purchaser and Vendors agree that the closing date of this Agreement shall be December 30, 2007.

4.2
The date specified under Section 4.1 shall be regarded as the financial consolidation date. Each party should use all best endeavours to ensure the satisfaction and completion of relevant governmental approval procedures in the PRC.

4.3	After the closing date and within the time stipulated in clause 7.2 hereinunder, Dongguan Technology and the Vendors shall provide and deliver to the Purchaser the following documents:-

(1)
Original copy of the approval documents of the share transfer of Dongguan Technology in connection with this Agreement, which shall be issued by the relevant department governing foreign investment in the PRC;

(2)	Original copy of the approval certificate for foreign investment enterprise of Dongguan Technology;

(3)	Original copy of Business Licence, including the electronic version of the Business Licence or IC card of Dongguan Technology;

(4)	Original copy of Organization Code Certificate of Dongguan Technology;

(5)	Original copy of the Foreign Exchange Registration Certificate for Foreign Investment Enterprise of Dongguan Technology;

(6)	Customs Registration Certificate or documents of Dongguan Technology;

(7)	Original copy of Tax Registration Certificate of Dongguan Technology;

(8)	Original copy of directors’ resolution of Dongguan Technology regarding the consent to the acquisition by and the transfer of 100% interest to the Purchaser;

(9)	Original copy of directors’ resolution of Sino Olympics regarding the consent to the acquisition by and its transfer of respective interest in Dongguan Technology to the Purchaser;

(10)	Original copy of directors’ resolution of Diguang Engine regarding the consent to the acquisition by and its transfer of respective interest in Dongguan Technology to the Purchaser;

(11)	Resignation letter of the Board of Directors of Dongguan Technology;

(12)
The documents jointly signed by Sino Olympics and Diguang Engine regarding the appointment of new directors in Dongguan Technology, including “the Application letter for the change of the directors in Foreign Investment Enterprise” issued by competent Industrial and Commercial Bureau or similar documents;

(13)
The original company chop and bank chops of Dongguan Technology for the daily operation usage, and the authorization letter requested by the purchaser for the purpose of change of company chop and bank chops in whatever format and contents;

(14)
The compliance certificate jointly signed by the Board of Directors of Dongguan Technology, Diguang Engine and Sino Olympics, stating that the all representation and warranties under Clauses 3.2 and 3.3 in this Agreement is true and correct on the closing date;

(15)	Other documents reasonably requested by the purchaser for the consummation of the sale and purchase under this Agreement.

4.4
At closing, the Purchaser shall provide and deliver the following documents to the Vendors. Failure to provide any of the following documents may cause the Vendors to refuse to enforce the transfer of interest under this Agreement:-

(1)	The duly signed Agreement and the directors’ resolution to agree the payment of Purchase Price under Clause 2.1 in the Agreement;

(2)
The stipulated sum of the Purchase Price under Clause 2.1 whereas it can be paid by way of bank cheque payable to the Vendors or unconditional bank draft drawn to the Vendors and the confirmation by the issuing bank acknowledging the receipt of the instruction from the Purchaser.

4.5
All Parties agree that they shall be jointly responsible to submit this Agreement and all necessary documents to the relevant government departments for approval. After completion, if the registered owner cannot be changed to the name of the Purchaser within the timeframe as stipulated in Clause 7.2, the Vendors shall return the Purchase Price to the Purchaser.

4.6
Any tax payment arising from the share transfer and the payment of the purchase price should be borne by respective Parties as required by applicable laws and regulations and there is no obligation for each party to bear any tax payment that should be paid by (an)other party(ies)

Clause Five    Confidentiality

5.1
Except to the extent required by laws or regulatory authorities, or the provision of documents to the relevant authority, or the disclosure of the necessary information in association with the professional services rendered in connection with this Agreement, any Party cannot disclose any terms and conditions of this Agreement to any third parties, without the consent of other Parties.

Clause Six    Breach of Agreement

6.1
In the event that the representations and warranties made by any Party is found to be false, or the warranties are not enforceable, that Party is in breach of the Agreement. Any party who fails to enforce any obligations, duties and commitments under this Agreement shall constitute a breach of this Agreement. The party in breach of this Agreement shall compensate in full to other parties for any loss and damages caused and expenses incurred.

6.2	In the event that the breach committed by one Party results in damage to the other Party(ies), the defaulting Party should compensate the other Party for their loss and damages.

Clause Seven    Amendment, change, termination and assignment of the Agreement

7.1	Any amendment or change of the Agreement must be agreed by the Purchaser, the Vendors and Dongguan Technology.

7.2
In the event that the PRC governmental registration and approval of the sale and transfer cannot be completed within six months after the execution of the Agreement, all Parties should convene a special meeting to resolve the issue. In the event that the PRC governmental registration and approval of the sale and transfer cannot be completed within twelve months after the date of execution of the Agreement, any party shall have the right to terminate this Agreement, and each party shall be released from further performing its obligations under this Agreement All benefits received or accrued shall be reinstated immediately.

7.3	No Party is allowed to transfer any interest under this Agreement without the prior consent of all other Parties.

Clause Eight    Jurisdiction and Arbitration

8.1	The execution, validity, interpretation, enforcement and dispute resolutions of this Agreement shall be governed and construed in accordance with the laws of the PRC.

8.2
Any dispute arising out of or relating to the enforcement of this Agreement shall be initially resolved by friendly consultation. In the event that the captioned dispute cannot be resolved within thirty (30) days, any Party shall have the right to submit the dispute to the Shenzhen Branch of China International Trade and Economic Arbitration Commission (“ Arbitration Commission”) and the arbitration process shall be carried out in accordance with the prevailing arbitration rules. The arbitration shall be carried out in Shenzhen and conducted in Chinese. The judgment shall be final and conclusive and shall be binding on all parties.

Clause Nine    Notification

9.1
In accordance with the terms and conditions of this Agreement, each Party should notify the other Party or Parties in Chinese and should deliver by registered mail ,designated person, courier or fax to the following address:

To Purchaser:	Diguang International Holdings Limited
Address:	Flat A, 12/F, Ritz Plaza, 122 Austin Road, Tsimshatsui, Kowloon, Hong Kong
Recipient:	Wang Hua

To Sino Olympics:	Sino Olympics Industrial Limited
Address:	Flat A, 12/F, Ritz Plaza, 122 Austin Road, Tsimshatsui, Kowloon, Hong Kong
Recipient:	Song Yi

To Diguang Engine:	Shenzhen Diguang Engine & Equipment Co. Ltd.
Address:	8/F, 64 Building, Jinlong Industry District, Majialong, Nanshan District, Shenzhen City, PRC
Recipient:	Song Hong

To Dongguan Technology:	Dongguan Diguang Electronics Science & Technology Co. Ltd.
Address:	Changshantou Hongmenshan Industry District, QingxiTown, Dongguan City, Guangdong Province, PRC
Recipient:	Song Hong

9.2	In the event that there is no evidence of the notice being received, the following situation shall be deemed to be properly delivered:

(1)	In case of hand delivery, the notice is delivered to the address stipulated in Clause 10.1.

(2)	In case of registered mail or courier, the practicable delivery date.

(3)	In case of a facsimile transmission, the acknowledge of receipt by the sender, or that date is not a working day, then the next working day.

Clause Ten    Miscellaneous

10.1	All provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the remaining provisions thereof.

10.2	Refusal to enforce any of the provision in this Agreement by one Party shall not affect the validity and enforceability of the remaining provisions of this Agreement.

10.3	This Agreement shall be executed in both Chinese and English, and both versions are equally authentic. Each party should keep two original copies of each version.

10.4	This Agreement constitutes the entire agreement between the Parties relating to the subject matter of it, superseding all prior agreements.

IN WITNESS WHEREOF, the Parties have duly authorized their respective representative to execute this Agreement on the date first above written.

(Signature page)

Purchaser:	Diguang International Holdings Limited

Duly authorized representative:	【 Keith Hor 】

Signature:	/s/ Keith Hor

Sino Olympics:	Sino Olympics Industrial Limited

Duly authorized representative:	【 Song Yi 】

Signature:	/s/ Song Yi

Diguang Engine:	Shenzhen Diguang Engine & Equipment Co. Ltd.

Duly authorized representativeæ	【 Song Hong 】

Signature:	/s/ Song Hong

Dongguan Technology	Dongguan Diguang Electronics Science & Technology Co. Ltd.

Duly authorized representativeæ	【 Song Hong 】

Signature	/s/ Song Hong